UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2005

THE STANLEY WORKS

(Exact name of Registrant as specified in its charter)

Connecticut	1-5244	06-0548860
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1000 Stanley Drive

New Britain, Connecticut 06053

(Address of principal executive offices)

Registrant’s telephone number: (860) 225-5111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

See disclosure contained in Item 2.03 below, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 1, 2005, The Stanley Works (the “Registrant”) entered into a Amended and Restated Credit Agreement (the “Credit Agreement”) with each of the initial lenders named therein, Citibank, N.A., as Administrative Agent, Citigroup Global Markets Inc.as Lead Arranger and Book Runner, and Bank of America, N.A., BNP Paribas and UBS Securities LLC, as Co-Syndication Agents, to obtain extensions of credit and commitments aggregating $550 million (the “Credit Facility”). The Credit Agreement amends and restates a Credit Agreement, dated as of October 14, 2004, which provided for the making of loans by the lenders named therein in an aggregate principal amount at any one time outstanding not to exceed $400 million.

The Credit Facility consists of a $550 million revolving credit loan. Borrowings under the Credit Facility bear interest at a floating rate or rates equal to, at the option of the Registrant, the Eurodollar rate or the prime rate, plus a margin specified in the Credit Agreement for Eurodollar rate advances. A certain amount of the borrowings may be made in Euros or Pounds Sterling by certain designated subsidiaries of the Registrant.

The Registrant must repay all advances by the earlier of (i) October 14, 2009 or (ii) the date of termination in whole, at the election of the Registrant, of the commitments by the lenders under the Credit Facility, pursuant to the terms of the Credit Agreement. The Registrant may be required to prepay any borrowings under the Credit Facility upon a change of control.

None of the proceeds from the Credit Facility were drawn down at closing.

The Credit Agreement contains covenants that include, among other things:

•	a limitation on creating liens on certain property of the Registrant and its subsidiaries;

•	a restriction on mergers, consolidations and sales of substantially all of the assets of the Registrant or its subsidiaries;

•	maintenance of specified financial ratios; and

•	a restriction on entering into certain sale-leaseback transactions.

The Credit Facility contains customary events of default. If an event of default occurs and is continuing, the Registrant might be required to repay all amounts outstanding under the Credit Facility.

Many of the investment banking firms that are a party to the Credit Agreement or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services for the Registrant and certain of its subsidiaries and affiliates, for which service they have in the past received, and may in the future receive, customary compensation and reimbursement of expenses.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits

10.1	Amended and Restated Credit Agreement, dated as of December 1, 2005, among The Stanley Works, the initial lenders named therein, Citibank, N.A., as Administrative Agent, Citigroup Global Markets Inc., as Lead Arranger and Book Runner, and Bank of America, N.A., BNP Paribas and UBS Securities LLC, as Co-Syndication Agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2005

The Stanley Works

By:	/s/ BRUCE H. BEATT
Bruce H. Beatt
Vice President, General Counsel
and Secretary